Exhibit 99.1

Dianthus Therapeutics Announces $230 Million Private Placement

NEW YORK and WALTHAM, Mass., January 22, 2024 – Dianthus Therapeutics, Inc. (“Dianthus” or the “Company”) (NASDAQ: DNTH), a clinical-stage biotechnology company dedicated to advancing the next generation of antibody complement therapeutics to treat severe autoimmune diseases, today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $230 million to the Company, before deducting placement agent fees and offering expenses. The PIPE financing included participation from both new and existing investors, including Bain Capital Life Sciences, RA Capital Management, Avidity Partners, Fairmount, Venrock Healthcare Capital Partners, RTW Investments, Great Point Partners LLC, Octagon Capital, Janus Henderson Investors, Vestal Point Capital, Logos Capital, Catalio Capital Management, Woodline Partners LP, Ally Bridge Group, Tellus BioVentures, StemPoint Capital LP and a large investment management firm.

Pursuant to the terms of the securities purchase agreement, Dianthus is selling an aggregate of 14,500,500 shares of its common stock at a price of $12.00 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 4,666,332 shares of common stock at a purchase price of $11.999 per pre-funded warrant, which represents the per share purchase price for the common stock less the $0.001 per share exercise price for each pre-funded warrant. The PIPE financing is expected to close on or about January 24, 2024, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the PIPE financing, together with the Company’s existing cash, cash equivalents, and marketable securities, for research and development expenditures focused on product development and for general corporate purposes, including capital expenditures, working capital and potential business development activities.

Jefferies, Evercore ISI, Stifel, Guggenheim Securities, and Raymond James are acting as placement agents for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Dianthus and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the PIPE financing, as well as the shares of common stock underlying the pre-funded warrants sold in the PIPE financing.

www.dianthustx.com 7 Times Square, Floor 43 New York, NY 10036

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Dianthus Therapeutics

Dianthus Therapeutics is a clinical-stage biotechnology company dedicated to designing and delivering novel, best-in-class monoclonal antibodies with improved selectivity and potency. Based in New York City and Waltham, Mass., Dianthus is comprised of an experienced team of biotech and pharma executives who are leading the development of next-generation antibody complement therapeutics, aiming to deliver transformative medicines for people living with severe autoimmune and inflammatory diseases.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, express or implied statements regarding future plans and prospects, including statements regarding the intended use of net proceeds from the PIPE financing and the expected timing of closing of the PIPE financing. The words “opportunity,” “potential,” “milestones,” “runway,” “will,” “anticipate,” “achieve,” “near-term,” “catalysts,” “pursue,” “pipeline,” “believe,” continue,” “could,” “estimate,” “expect,” “ intend,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “ should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions (including the negatives of these terms or variations of them) generally identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking.

Actual results could differ materially from those included in the forward-looking statements due to various factors, risks and uncertainties, including, but not limited to, market conditions and the satisfaction of closing conditions, that preclinical testing of DNTH103 and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that the development of DNTH103 or the Company’s other compounds may take longer and/or cost more than planned, that the Company may be unable to successfully complete the clinical development of the Company’s compounds, that the Company may be delayed in initiating, enrolling or completing its planned clinical trials, and that the Company’s compounds may not receive regulatory approval or become commercially successful products. These and other risks

www.dianthustx.com 7 Times Square, Floor 43 New York, NY 10036 and uncertainties are identified under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and other filings that the Company has made and may make with the SEC in the future. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

The forward-looking statements in this press release speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Dianthus undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Jennifer Davis Ruff

Dianthus Therapeutics

jdavisruff@dianthustx.com

www.dianthustx.com 7 Times Square, Floor 43 New York, NY 10036

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